UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
September 21, 2020
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

208 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Paul Marosvari

On September 21, 2020, Paul Marosvari announced his intention to retire from Micron Technology, Inc. (the "Company”) in early calendar year 2021. Mr. Marosvari will serve as the Company's Vice President and Chief Accounting Officer through October 25, 2020 and, to provide for an orderly transition of duties, as an advisor to the Company from October 26, 2020, until his retirement date.

Appointment of Scott Allen

The Company also announced that the Company’s Board of Directors on September 21, 2020, appointed Scott Allen (52) to succeed Mr. Marosvari and serve as Corporate Vice President and Chief Accounting Officer, effective as of October 26, 2020. Mr. Allen has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Allen and any other persons pursuant to which he was selected as an officer of the Company.

Mr. Allen joined the Company on September 21, 2020, as Corporate Vice President of Accounting. Prior to joining the Company, Mr. Allen was employed by NetApp, Inc., where he served most recently as Senior Vice President, Chief Accounting Officer, and previously as Vice President, Tax & Treasury and Vice President, Corporate Controller. Prior to NetApp, Mr. Allen served as Chief Accounting Officer and Vice President, Controller for Ryder System, Inc. and in a variety of finance roles at Altera, GE, KB Toys and Dominion. He was also senior audit manager with Ernst & Young LLP. Mr. Allen holds a BBA degree in accounting from Siena College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	September 21, 2020	By:	/s/ David A. Zinsner
		Name:	David A. Zinsner
		Title:	Senior Vice President and Chief Financial Officer